Exhibit 3.3

                                     AMENDED
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
               SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK,
                           SERIES D PREFERRED STOCK OF
                                  VALCOM, INC.

     VALCOM, INC. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "Act") of the State of Delaware, does hereby certify:

         I.  The name of the Corporation is VALCOM, INC.

         II. The Corporation's Amended and Restated Certificate of Incorporation filed on March 2, 2002, as amended (the "Charter"), authorizes the directors to adopt resolutions fixing the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series of preferred stock of the Corporation, par value $0.001 per share ("Preferred Stock").

         III. The Charter, authorizes a class of stock designated as Preferred Stock (the "Preferred Stock"), comprising 10,000,000 shares, par value $0.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board, within the limitations and restrictions stated in Article Fourth of the Charter, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth under Section 151 of the General Corporation Law of the State of Delaware ("Delaware Law");

         IV. The Corporation has previously filed with the Secretary of State of Delaware (i) a Certificate of Designation, Preferences and Rights of the Series B Preferred Stock (the "Certificate of Designation") pursuant to which 1,000,000 shares of the Preferred Stock were designated as Series B Preferred Stock (the "Series B Preferred Stock") and (ii) Series C Preferred Stock pursuant to which 5,000,000 shares of the Preferred Stock were designated as Series C Preferred Stock (the "Series C Preferred Stock") .

         V. There remains 4,000,000 shares of the Corporation's authorized but unissued Preferred Stock eligible for designation as new series thereof.

         VI. It is the desire of the Board to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, and to amend certain of the powers, designations, preferences and rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock and Series C Preferred Stock, and to amend the Amended Certificate of Designation.

         VII. The Corporation does hereby designate 1,250,000 shares of the authorized but unissued Preferred Stock as Series D Preferred Stock (the "Series D Preferred Stock"), and does hereby (i) amend certain of the powers, designations, preferences and rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock and Series C Preferred Stock, (ii) amend the Series B and Series C Designation by replacing the Series B and Series C Designation in its entirety with the statement of powers, designations, preferences and rights as set forth below, and (iii) fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series D Preferred Stock as follows below.

        VIII. There remains 2,750,000 shares of the Corporation's authorized but unissued Preferred Stock.


                                    Series B Preferred Stock


                  Pursuant to the authority vested in the Board of Directors of the Corporation, in accordance with the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock, par value $.001 per share, designated as "Series B Preferred Stock," is hereby created, with the following powers, preferences and relative, participating, optional and other rights:

     1. Number of Shares. The series of Preferred Stock designated and known as "Series B Preferred Stock" shall consist of 1,000,000 shares.

     2. Voting. No voting rights.

     3. Dividends. The holders of the Series B Preferred Stock shall be entitled to receive cumulative dividends in preference to any dividend on the Common Stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors.

     4. Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (a "Liquidation"), (A) the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series B Preferred Stock (with respect to rights on Liquidation, the Series B Preferred Stock shall rank senior to the Common Stock but junior to the Series C Preferred Stock), an amount per share for the Series B Preferred Stock equal to the purchase price per share of the Series B Preferred Stock plus, in each case, an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. If upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares of Series B Preferred Stock were paid in full. After payment shall have been made to holders of shares of Series C Preferred Stock as aforesaid, the holders of shares of Series B Preferred Stock and Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation available for distribution to its shareholders, if any.

     5. Conversions. Except as otherwise may be provided by law, the holders of the Series B Preferred Stock may at any time elect to convert any or all of their shares of Series B Preferred Stock into Common Stock of the Corporation on a 1.00-for-5.00 basis. Holders of shares of Series B Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Series B Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof. To the extent permitted by law, such conversion shall be deemed to have been effected on the date the shareholder elect to convert, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Corporation shall not be required to issue fractional shares or script but shall round the number of shares to be issued to the nearest whole number.

     6. Redemption. The Corporation may, in its discretion, at any time redeem for cash any or all of the shares of Series Preferred Stock out of funds legally available for such redemption by providing the Series B Preferred Stockholders written notice of such redemption at a price per share equal to 120% of the original purchase price of such shares plus cumulative and unpaid dividends. To the extent permitted by law, such redemption shall be deemed to have been effected on the date the Corporation provides written notice of the redemption to the shareholder, and at such time the rights of the holder of such share or shares of Series B Preferred Stock, except for the right to be paid in cash the redemption price, shall cease. The redemption price shall be paid promptly after the redemption date.

     7. Amendments. No provision of these terms of the Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock.

                            Series C Preferred Stock

                  Pursuant to the authority vested in the Board of Directors of the Corporation, in accordance with the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock, par value $.001 per share, designated as "Series C Preferred Stock," is hereby created, with the following powers, preferences and relative, participating, optional and other rights:

     1. Number of Shares. The series of Preferred Stock designated and known as "Series C Preferred Stock" shall consist of 5,000,000 shares.

     2. Voting. No voting rights

     3. Dividends. The holders of the Series C Preferred Stock shall be entitled to receive cumulative dividends in preference to any dividend on the Common Stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors.

     4. Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (a "Liquidation"), (A) the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series C Preferred Stock (with respect to rights on Liquidation, the Series C Preferred Stock shall rank senior to the Series B Preferred Stock and Common Stock), an amount per share for the Series C Preferred Stock equal to the purchase price per share of the Series C Preferred Stock plus, in each case, an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. If upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares of Series C Preferred Stock were paid in full. After payment shall have been made to holders of shares of Series C Preferred Stock as aforesaid, the holders of shares of Series B Preferred Stock and Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation available for distribution to its shareholders, if any.

     5. Conversions. Except as otherwise may be provided by law, the holders of the Series C Preferred Stock may at any time elect to convert any or all of their shares of Series C Preferred Stock into Common Stock of the Corporation on a 1.00-for-1.00 basis. Holders of shares of Series C Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Series C Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof. To the extent permitted by law, such conversion shall be deemed to have been effected on the date the shareholder elect to convert, and at such time the rights of the holder of such share or shares of Series C Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Corporation shall not be required to issue fractional shares or script but shall round the number of shares to be issued to the nearest whole number.

         6. Redemption. The Corporation may, in its discretion, at any time redeem for cash any or all of the shares of Series C Preferred Stock out of funds legally available for such redemption by providing the Series C Preferred Stockholders written notice of such redemption at a price per share equal to 120% of the original purchase price of such shares plus cumulative and unpaid dividends. To the extent permitted by law, such redemption shall be deemed to have been effected on the date the Corporation provides written notice of the redemption to the shareholder, and at such time the rights of the holder of such share or shares of Series C Preferred Stock, except for the right to be paid in cash the redemption price, shall cease. The redemption price shall be paid promptly after the redemption date.

         7. Amendments. No provision of these terms of the Series C Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock.


                            Series D Preferred Stock


                  Pursuant to the authority vested in the Board of Directors of the Corporation, in accordance with the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock, par value $.001 per share, designated as "Series D Preferred Stock," is hereby created, with the following powers, preferences and relative, participating, optional and other rights:

     1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be "Series D Preferred Stock". The number of shares of Series D Preferred Stock shall be 1,250,000 shares. Each share of Series D Preferred Stock shall have a purchase price equal to $.80 ("Purchase Price"), and $.001 par value.

     2. Voting. No voting rights.

     3. Dividends. No dividends.

     3. Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (a "Liquidation"), (A) the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series D Preferred Stock (with respect to rights on Liquidation, the Series D Preferred Stock shall rank senior to the Common Stock but junior to the Series B and Series C Preferred Stock; Series C being senior to Series B;, an amount per share for the Series D Preferred Stock equal to the Purchase Price per share of the Series D Preferred Stock plus, in each case, an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. If upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares of Series D Preferred Stock were paid in full. After payment shall have been made to holders of shares of Series C Preferred Stock and Series B Preferred Stock as aforesaid, the holders of shares of Series D Preferred Stock and Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation available for distribution to its shareholders, if any.

     4. Conversions. Except as otherwise may be provided by law, the holders of the Series D Preferred Stock may elect to convert any or all of their shares of Series D Preferred Stock into Common Stock of the Corporation on a 1.00-for-1.00 basis, increased proportionately for any reverse stock split and decreased proportionately for any forward stock split or stock dividend.

     Holders of shares of Series D Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Series D Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof. To the extent permitted by law, such conversion shall be deemed to have been effected on the date the shareholder elects to convert, and at such time the rights of the holder of such share or shares of Series D Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Corporation shall not be required to issue fractional shares or script but shall round the number of shares to be issued to the nearest whole number.

     5. Limitation. The Corporation and Holder may not convert that amount of the Series D Preferred Stock on a Conversion Date in amounts inconsistent with the limitations set forth in the Subscription Agreement in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series D Preferred Stock with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 5 % of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

     6. Adjustments to Conversion Price.

     (a) Reorganizations, Mergers, or Consolidations. In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series D Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that Holders of Series D Preferred Stock shall thereafter have the right to convert each share of Series D Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such consolidation or merger.

     (b) Reclassification, Exchange, and Substitution. In case the Common Stock issuable on conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split, or stock dividend or otherwise, the holders of the Series D Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series D Preferred Stock immediately before that change.

     (c) Sale of Assets. In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series D Preferred Stock shall thereafter have the right to convert each share of the Series D Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

     (d). No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer or assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions Section 5 and this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

     (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the conversion ratio for any shares of Series D Preferred Stock, the Corporation, at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock affected thereby a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall upon written request at any time of any holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock, and the amount, if any, of other property, which at the time would be received upon the conversion of such holder's shares of Series D Stock.

     (f) Notices of Record Dates. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series D Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

     (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the conversion ratio then effect, to effect the conversion of all then outstanding shares of the Series D Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, then, in addition to all rights, claims, and damages to which the holders of the Series D Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of counsel, be helpful, appropriate, or necessary to increase its authorized but unissued shares as shall be sufficient for such purpose.

     (h) Notices. Any notices required by the provisions hereof to be given to the holders of the shares of Series D Preferred Stock shall be deemed given if either deposited in the United States mail, postage prepaid and return receipt requested or sent by overnight courier, next business day delivery, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative as such holder may direct in writing.

     7. Redemption. Non -redeemable.

     8. Amendments. No provision of these terms of the Series D Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock.

         III. The foregoing amendment was duly adopted by the unanimous consent of board of directors on [June 18 , 2002] in conformity with the provisions of Subchapter VIII, Section 242 the Act. The vote cast by the board of directors for the amendments contained herein was sufficient for approval of such amendments, and the approval of the shareholders is not required with regard to this amendment pursuant to Subchapter VIII, Section 242 of the Act.

         IV. Except as otherwise amended hereby, the Amended and Restated Articles shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned President has executed these Amended Articles of Incorporation ________June 18, 2002________.




                                                     Vince Vellardita, President